UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D. C. 20549
                           --------------------------
                                    FORM T-1

         STATEMENT OF ELIGIBILITY UNDER THE TRUST INDENTURE ACT OF 1939
                  OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE
                              =====================

                      CHECK IF AN APPLICATION TO DETERMINE
                      ELIGIBILITY OF A TRUSTEE PURSUANT TO
                            SECTION 305(b)(2) _______
                              =====================

                     UNITED STATES TRUST COMPANY OF NEW YORK
               (Exact name of trustee as specified in its charter)

              New York                          13-3818954
   ------------------------------           -------------------
   (Jurisdiction of incorporation            (I.R.S. Employer
    if not a U.S. national bank)           Identification No.)

        114 West 47th Street
         New York, New York                     10036-1532
        --------------------                    ----------
        (Address of principal                   (Zip Code)
         executive offices)

                                  None
       ---------------------------------------------------------
       (Name, address and telephone number of agent for service)
                        ========================

                          Royster-Clark, Inc.
           ---------------------------------------------------
           (Exact name of obligor as specified in its charter)

              Delaware                          76-0329525
   -------------------------------          -------------------
   (State or other jurisdiction of           (I.R.S. Employer
   incorporation or organization)           Identification No.)

  10 Rockefeller Plaza - Suite 1120
         New York, New York                        10020
----------------------------------------        ----------
(Address of principal executive offices)        (Zip Code)


                      10 1/4% First Mortgage Notes Due 2009
                      -------------------------------------
                       (Title of the indenture securities)

1. General Information

     Furnish the following information as to the trustee:

     (a) Name and address of each examining or supervising authority to which it is subject.

          Federal Reserve Bank of New York (2nd District), New York, New York
            (Board of Governors of the Federal Reserve System)
         Federal Deposit Insurance Corporation, Washington, D.C.
         New York State Banking Department, Albany, New York

     (b) Whether it is authorized to exercise corporate trust powers.

         The trustee is authorized to exercise corporate trust powers.

2. Affiliations with the Obligor

     If the obligor is an affiliate of the trustee, describe each such affiliation.

         None

3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15:

     The obligor is currently not in default under any of its outstanding securities for which United States Trust Company of New York is Trustee. Accordingly, responses to Items 3, 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 14 and 15
of Form T-1 are not required under General Instruction B.


16. List of Exhibits

T-1.1 -- Organization Certificate, as amended, issued by the State of New
         York Banking Department to transact business as a Trust Company, is incorporated by reference to Exhibit T-1.1 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

T-1.2 -- Included in Exhibit T-1.1.

T-1.3 -- Included in Exhibit T-1.1.

16. List of Exhibits
    (cont'd)

T-1.4 -- The By-Laws of United States Trust Company of New York, as amended, is incorporated by reference to Exhibit T-1.4 to Form T-1 filed on September 15, 1995 with the Commission pursuant to the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990 (Registration No. 33-97056).

T-1.6 -- The consent of the trustee required by Section 321(b) of the Trust
         Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990.

T-1.7 -- A copy of the latest report of condition of the trustee pursuant to law or the requirements of its supervising or examining authority.

NOTE

As of June 15, 1999 the trustee had 2,999,020 shares of Common Stock outstanding, all of which are owned by its parent company, U.S. Trust Corporation. The term "trustee" in Item 2, refers to each of United States Trust Company of New York and its parent company, U.S. Trust Corporation.

In answering Item 2 in this statement of eligibility as to matters peculiarly within the knowledge of the obligor or its directors, the trustee has relied upon information furnished to it by the obligor and will rely on information to be furnished by the obligor and the trustee disclaims responsibility for the accuracy or completeness of such information.

                           ------------------

Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, United States Trust Company of New York, a corporation organized and existing under the laws of the State of New York, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of New York, and State of New York, on the 16th of June, 1999.

UNITED STATES TRUST COMPANY
    OF NEW YORK, Trustee

By: /s/ Louis P. Young
    ------------------
    Louis P. Young
    Vice President

                                                Exhibit T-1.6

   The consent of the trustee required by Section 321(b) of the Act.

                United States Trust Company of New York
                          114 West 47th Street
                           New York, NY 10036


December 19, 1997



Securities and Exchange Commission
450 5th Street, N.W.
Washington, DC  20549

Gentlemen:

Pursuant to the provisions of Section 321(b) of the Trust Indenture Act of 1939, as amended by the Trust Indenture Reform Act of 1990, and subject to the limitations set forth therein, United States Trust Company of New York ("U.S. Trust") hereby consents that reports of examinations of U.S. Trust by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.




Very truly yours,


UNITED STATES TRUST COMPANY
      OF NEW YORK



By: /s/ Gerard F. Ganey
    ---------------------
    Senior Vice President

                                                      EXHIBIT T-1.7

                UNITED STATES TRUST COMPANY OF NEW YORK
                  CONSOLIDATED STATEMENT OF CONDITION
                             March 31, 1999
                             (IN THOUSANDS)

ASSETS
------
Cash and Due from Banks                                    $  139,755
Short-Term Investments                                         85,326

Securities, Available for Sale                                528,160

Loans                                                       2,081,103
Less: Allowance for Credit Losses                              17,114
                                                           ----------
    Net Loans                                               2,063,989
Premises and Equipment                                         57,765
Other Assets                                                  125,780
                                                           ----------
    Total Assets                                           $3,000,775
                                                           ----------

LIABILITIES
Deposits:
    Non-Interest Bearing                                   $  623,046
    Interest Bearing                                        1,875,364
                                                           ----------
       Total Deposits                                       2,498,410

Short-Term Credit Facilities                                  184,281
Accounts Payable and Accrued Liabilities                      126,652
                                                           ----------
    Total Liabilities                                      $2,809,343
                                                           ----------

STOCKHOLDER'S EQUITY
Common Stock                                                   14,995
Capital Surplus                                                53,041
Retained Earnings                                             121,759
Unrealized Gains (Losses) on Securities
     Available for Sale, Net of Taxes                           1,637
                                                           ----------
Total Stockholder's Equity                                    191,432
                                                           ----------
    Total Liabilities and
     Stockholder's Equity                                  $3,000,775
                                                           ----------


I, Richard E. Brinkmann, Senior Vice President & Comptroller of the named bank do hereby declare that this Statement of Condition has been prepared in conformance with the instructions issued by the appropriate regulatory authority and is true to the best of my knowledge and belief.

Richard E. Brinkmann, SVP & Controller

May 18, 1999